UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2004

Caterpillar Financial Services Corporation
(Exact name of Registrant as specified in its charter)

0-13295
(Commission File Number)

Delaware	37-1105865
(State of incorporation)	(IRS Employer Identification Number)

2120 West End Avenue
Nashville, Tennessee 37203-0001
(Address of principal executive offices, with zip code)

(615) 341-1000
(Registrant's telephone number, including area code)

Item 7.01. Regulation FD Disclosure

The following consists of Caterpillar Financial Services Corporation's press release dated August 31, 2004. This information is being provided under Item 7.01 of Form 8-K. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future. The cover page and signature page were inadvertently left out of the original 8-K filing.

Caterpillar Financial Services Corporation Builds Future Foundation with Implementation of Single Core Operating System
Integration of global processes will allow Caterpillar subsidiary to better serve its customers

NASHVILLE, Tenn. - Caterpillar Financial Services Corporation ("Cat Financial"), a wholly-owned subsidiary of Caterpillar Inc. (NYSE: CAT), has signed agreements with software developer Oracle Corp., Oracle Consulting and BearingPoint, (a business systems consulting firm, )to implement a core operating system worldwide during a multi-phase, three-year process.

The initial phase of the implementation will focus on the deployment of Oracle Lease Management that will integrate Cat Financial’s global processes.

"This project is an essential step in the continuation of our business excellence journey," said Caterpillar Vice President and Cat Financial President Jim Beard. "Customer satisfaction is essential to the continued success of our business, and the project will enable our employees to deliver better quality services to our customers with greater efficiency."

Among the expected key benefits of the implementation are:
•	Replacement of fourteen 14versions of Cat Financial’s previous leasing system and eight other different country-specific leasing systems;
•	Increased efficiency and speed of current business processes such as loan origination, customer services and reporting;
•	Reduced spending to maintain and support worldwide applications.

Cat Financial Global Program Director Tom DePauw said, "We have offices in over thirty 30 countries. By creating a singular standardized business model and best practice for our key core processes, we will improve the enterprise view of our business, reduce costs related to process support, provide greater flexibility in customer interaction, and provide processes that will enable future growth in both traditional and non-traditional markets."

Cat Financial, recipient of the 2003 Malcolm Baldrige National Quality Award and a wholly-owned subsidiary of Caterpillar Inc., provides a wide range of financing alternatives for Caterpillar machinery and engines, Solar ® gas turbines, as well as other equipment and marine vessels. The company also extends loans to customers and dealers. Cat Financial has offices and subsidiaries located throughout the Americas, Asia, Australia, and Europe, with headquarters in Nashville, Tennessee.

For more than 75 years, Caterpillar Inc. has been building the world’s infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2003 sales and revenues of $22.76 billion, Caterpillar is a technology leader and the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. More information is available at www.cat.com.

Cat Financial Media Contact:
Marcia Colburn
Nashville, Tenn.
(615) 341-5003
Marcia.Colburn@cat.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caterpillar Financial Services Corporation

Date: August 31, 2004	By: /s/ R. Clay Thompson
R. Clay Thompson
Secretary